                                                                       EXHIBIT 5


                               OHIO EDISON COMPANY
                              76 South Main Street
                                Akron, Ohio 44308
                                 (330) 384-5100

                                                                   June 22, 1999

Ohio Edison Company
76 South Main Street
Akron, Ohio  44308

Gentlemen:

         In connection with the proposed issue and sale of up to $350,000,000 principal amount of Mortgage Bonds (the "Bonds") of Ohio Edison Company (the "Company"), I have examined, among other things, the Post-Effective Amendment No. 1 (the "Amendment") to the Company's Registration Statement on Form S-3, File No. 333-05277 (the "Registration Statement"), including the prospectus, to be filed by the Company under the Securities Act of 1933.

         I am of the opinion that when

                  (i)   the Amendment shall become effective,

                  (ii) the pertinent provisions of the Trust Indenture Act of 1939 shall have been complied with,

                  (iii) any supplemental indenture, board resolution or any
                        officer's certificate pursuant to a supplemental indenture or board resolution, establishing the terms of the Bonds shall have been duly authorized, executed and delivered in accordance with your General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to The Bank of New York, and

                  (iv) the Bonds shall have been (a) duly authorized, executed, authenticated and delivered in accordance with said Indenture, as to be amended and supplemented by such supplemental indenture, board resolution or officer's certificate, and (b) duly issued, sold and paid for, the Bonds will be legally issued and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Amendment as presently to be filed or thereafter amended, and to the statements with respect to me under "LEGAL OPINIONS" and "EXPERTS" in the prospectus included in the Amendment and to the disclosure in the Amendment in response to
Item 10 of Form S-3.


                                               Very truly yours,

                                                 /s/: DAVID L. FELTNER
                                               -------------------------------
                                               David L. Feltner
                                               Counsel for Ohio Edison Company